Exhibit 1.1

5,080,000 Shares

SANGAMO BIOSCIENCES, INC.

Common Stock

PLACEMENT AGENCY AGREEMENT

November 10, 2005

JMP SECURITIES LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

LEERINK SWANN & COMPANY

One Federal Street

37th Floor

Boston, Massachusetts 02110

Ladies and Gentlemen:

Sangamo BioSciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein to issue and sell to certain investors (each an “Investor” and, collectively, the “Investors”), an aggregate of up to 5,080,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company directly to the Investors.  The aggregate of 5,080,000 shares of Common Stock so proposed to be sold is hereinafter referred to as the “Shares.”  The Company desires to engage JMP Securities LLC and Piper Jaffray & Co. as its joint lead placement agents (the “Joint Lead Placement Agents”) and Leerink Swann & Company as its co-placement agent (the “Co-Placement Agent” and, collectively with the Joint Lead Placement Agents, the “Placement Agents”) in connection with such issuance and sale.  The Shares are more fully described in the Registration Statement (as hereinafter defined).

1.                                      Agreement to Act as Placement Agents; Delivery and Payment.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(a)                                 The Placement Agents agree to act as the Company’s exclusive placement agents in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors.  Upon the occurrence of the Closing (as hereinafter defined), the Company shall pay to the Placement Agents six and three-quarters percent (6.75%) of the total gross proceeds received by the Company from the sale of the Shares.  The Company acknowledges and agrees that the Placement Agents’ engagement hereunder is not an agreement by the Placement Agents or any of their affiliates to underwrite or purchase any securities or otherwise provide any financing.  Under no circumstances will the Placement Agents be obligated to purchase any Shares for their own accounts and, in soliciting purchases of Shares, the Placement Agents shall act solely as the Company’s agents.  The Co-Placement Agent hereby authorizes the Joint Lead Placement Agents to take such action on its behalf and to exercise such powers under this Agreement as are provided to the Joint Lead Placement Agents by the terms hereof, together with such powers as are reasonably incidental thereto.

(b)                                 Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) at the offices of Morgan, Lewis & Bockius LLP, counsel for the Company, located at One Market Street, San Francisco, California at 7:00 a.m., local time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares (such time and date of payment and delivery being herein called the “Closing Date”).  All such actions taken at the Closing shall be deemed to have occurred simultaneously.

(c)                                  Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents and Lowenstein Sandler PC., as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which an escrow account (the “Escrow Account”) will be established for the benefit of the Company and the Investors who desire to settle their purchase through the facilities of The Depository Trust Company’s DWAC system.  Prior to the Closing, each such Investor shall deposit into the Escrow Account an amount equal to the product of (x) the number of Shares such Investor has agreed to purchase and (y) the purchase price per share as set forth on the cover page of the Prospectus (as defined below) (the “Purchase Amount”).  The aggregate of such amounts is herein referred to as the “Escrow Funds”. On the Closing Date, the Escrow Agent will disburse the Escrow Funds to the Company and the Placement Agents as provided in the Escrow Agreement and the Company shall cause its transfer agent to deliver the Shares purchased by such Investors.

(d)                                 Any Investor not settling its purchase of Shares pursuant to Section 1(c) above shall deposit its respective Purchase Amount into an account or accounts established with JMP Securities LLC.  On the Closing Date, JMP Securities LLC shall, with respect to each such Investor, cause the Purchase Amount for such Shares to be wired from such accounts to an account designated by the Company in exchange for the delivery of such Investor’s Shares.

(e)                                  The Shares shall be registered in such names and in such denominations as the Placement Agents shall request by written notice to the Company.

(f)                                   Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Joint

Lead Placement Agents, solicit or accept offers to purchase shares of its Common Stock or other equity or equity-linked securities of the Company (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Joint Lead Placement Agents.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Placement Agents as of the date hereof and as of the Closing Date, as follows:

(a)                                 Registration Statement.  The Company has filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (No. 333-113062), which was declared by the Commission to be effective under the Securities Act as of May 13, 2004 (the “Effective Date”) including a Base Prospectus, dated as of the Effective Date, relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Company will next file with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus supplement to the Base Prospectus (a “Prospectus Supplement”) describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Placement Agents.

The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective, including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act.  No stop order preventing or suspending the effectiveness of the Registration Statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

The Company, if required by the Rules and Regulations, proposes to file the Prospectus (as hereinafter defined) with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”).  The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, except that if any revised prospectus or prospectus supplement shall be provided to the Placement Agents by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall be deemed to include such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Placement Agents for such use.  Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereafter called a

“Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the effective date of the Registration Statement, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and on or before the Closing Date, which is incorporated therein by reference and (ii) any such document so filed. As used in this Agreement, the phrase “disclosed in” as it relates to information disclosed in any document includes any information included or incorporated by reference in such document.

(b)                                 Registration Statement and Prospectus.  On the Effective Date, the Registration Statement (and any post-effective amendment thereto), as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement, complied in all material respects with the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Upon the filing or first delivery to the Investors of the Prospectus, as of the date hereof, and at the Closing Date, the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) complied and will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and did not at the Effective Date, does not as of the date hereof and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus) not misleading.  Notwithstanding the foregoing, none of the representations and warranties in this Section 2(b) shall apply to statements or omissions made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by or on behalf of the Placement Agents to the Company expressly for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto.  The Incorporated Documents, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has not distributed and will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares, other than the Registration Statement and the Prospectus.

(c)                                  Subsidiaries. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than as listed in Schedule I attached hereto (collectively, the “Subsidiaries”).  All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities, and, except as listed on Schedule I attached hereto or otherwise described in the Registration Statement and Prospectus, the Company owns directly or indirectly, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

(d)                                 Financial Statements.  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and fairly present in all material respects (i) the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto, comply as to form with the applicable accounting requirements under the Securities Act and have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  No other financial statements or schedules are required by the Securities Act and the Rules and Regulations to be included in the Registration Statement or Prospectus.

(e)                                  Independent Accountants.  Ernst & Young LLP (the “Auditors”), whose report with respect to the audited consolidated financial statements and schedules of the Company and its Subsidiaries included in the Prospectus, or the Registration Statement, or incorporated by reference therein is an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.

(f)                                   Organization.  Each of the Company and its Subsidiaries, respectively, is and at the Closing Date will be, duly incorporated or otherwise organized and validly existing as a corporation or other business entity, as applicable, and in good standing under the laws of its respective jurisdiction of incorporation or organization (as applicable). Each of the Company and its Subsidiaries, respectively, is and at the Closing Date will be, duly qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have, and at the Closing Date will have, all corporate or other power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect upon the general affairs, business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(g)                                  No Material Adverse Change.  Except as set forth in the Registration Statement (exclusive of any amendment thereof but inclusive of any report incorporated by reference therein on or prior to the date of this Agreement) or the Prospectus (exclusive of any supplement thereto but inclusive of any report incorporated by reference therein on or prior to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing, (i) there has not been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) or long-term debt of the Company or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) any material adverse change, or, to the knowledge of the Company, any development that would result in a material adverse change in or affecting the general affairs, business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”); (iii) neither the Company nor any of its Subsidiaries have entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole; and (iv) neither the Company nor any of its Subsidiaries has sustained or will sustain any material loss or interference with its business from any force majeure, including fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(h)                                 Legal Proceedings. Except as set forth in the Registration Statement and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject before or by any court or governmental or regulatory agency, authority or body, or any others, which, individually or in the aggregate, if determined adversely to the company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement and, there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be disclosed in the Prospectus that are not so disclosed.

(i)                                     Due Authorization and Enforceability.  The Company has full legal power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(j)                                    The Shares.  The Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable; and

the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus.  Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound that have not been waived or complied with.

(k)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Shares, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or (iii) result in any violation of any law, rule or regulation applicable to the Company, statute or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)                                     No Consents Required.  No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body, or approval of the stockholders of the Company, is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as have been obtained or made under the Securities Act or the Exchange Act, approval of the Shares for quotation on the Nasdaq National Market and such as may be required under applicable state securities laws or by the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offer and sale of the Shares by the Company and the distribution of the Shares by the Placement Agents in the manner contemplated herein and in the Prospectus.

(m)                             Capitalization.  All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing.  As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the

Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus.  Except as described in the Registration Statement and the Prospectus, as of the date referred to therein, the Company did not have outstanding any options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any shares of the capital stock of the Company or any Subsidiary.

(n)                                 Title to Real and Personal Property.  The Company and each of its Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus and those that do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company.  All of the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(o)                                 Title to Intellectual Property.  Except as set forth in the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Prospectus, (a) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) have been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (g) the Company and its Subsidiaries have taken all reasonable steps necessary to perfect its ownership of the Intellectual Property, in each of clauses (a)-(g) except for such infringement, conflict or action which would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p)                                 No Violation or Default.  Neither the Company nor any of its Subsidiaries is (i) in violation of any provision of its charter or bylaws or similar organizational documents, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Subsidiaries or any of its properties, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(q)                                 Permits.  The Company and each of its Subsidiaries has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(r)                                    Taxes.  The Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith and for which adequate reserves have been provided.

(s)                                   Listing.  The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and the Company, in the two years preceding the date hereof, has not received any notification (written or oral) from the Nasdaq National Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility.  The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of the Shares and shall use its best efforts to have the Shares listed on the Nasdaq National Market on or before the Closing Date.

(t)                                    Accounting Controls.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)                                 Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15e and 15d-15e under the Exchange Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared,  and that such disclosure controls and procedures are appropriate to allow timely decisions regarding required disclosure to be included in the Company’s periodic filings under the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the quarter ended September 30, 2005 (such date, the “Evaluation Date”). The Company presented in its Form 10-Q for the quarter ended September 30, 2005 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15 and 15d-15) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(v)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Prospectus and which is not so described.

(w)                               No Registration Rights.  Except as described in the Prospectus, no person or entity has the right, contractual or otherwise, to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement with the Commission or by reason of the issuance and sale of the Shares, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right, and the Company is not required to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 180 days after the Effective Date.

(x)                                 Sarbanes-Oxley Act.  The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. The Company, and to its knowledge after due inquiry, all of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act (and intends to comply with all applicable provisions that are not yet effective upon effectiveness).

(y)                                 Compliance with Environmental Laws.  The Company and its Subsidiaries: (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, or other approvals or any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)                                  Compliance with ERISA.  Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(aa)                          No Labor Disputes.  No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any such Subsidiary.

(bb)                          Insurance.  The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company and each of its Subsidiaries and their businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and the Company and each of its Subsidiaries has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(cc)                            No Stabilization.  Neither the Company nor any of its Subsidiaries nor any of their officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company.

(dd)                          Investment Company Act.  Neither the Company nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee)                            No Broker’s Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or its Subsidiaries or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ff)                              Contracts.  Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated therein by reference is in full force and effect, unless validly terminated in accordance with the provisions thereof, and is valid and enforceable against the Company or its Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its Subsidiaries, if a Subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed.

(gg)                            Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh)                          Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or its Subsidiaries, has, directly or indirectly, during the last five years, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) made any other unlawful bribe, rebate, payoff, influence, kickback or payment to any foreign or domestic government official or employee.

(ii)                                  Clinical Studies.  The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and its Subsidiaries were and, if still pending, are being conducted in accordance in all material respects with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).  The descriptions in the Registration Statement and Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests.  Neither the Company nor any of its Subsidiaries have received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests.

(jj)                                Compliance Program.  The Company has established and administers a compliance program applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).

(kk)                          Regulatory Filings.  Neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or any five percent (5%) or greater stockholders of the Company, except as set forth in the

Registration Statement and the Prospectus or otherwise disclosed in writing to the Placement Agents.

Any certificate signed by any officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.

3.                                      Reserved.

4.                                      Covenants.                                   The Company covenants and agrees with the Placement Agents as follows:

(a)                                 Effectiveness.  The Registration Statement has become effective, and if Rule 430A under the Securities Act (“Rule 430A”) is used or the filing of the Prospectus Supplement is otherwise required pursuant to Rule 424(b), the Company shall prepare the Prospectus in a form approved by the Placement Agents and file such Prospectus pursuant to Rule 424(b) not later than the Commission’s close of business on the business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b)                                 Amendments or Supplements.  The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by the Placement Agents or a dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus, except as required by law, unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

(c)                                  Notice to Placement Agents.  The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing: (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to or in connection with the sale of the Shares, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time during the period mentioned in Section 4(b) the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(d)                                 Ongoing Compliance of the Prospectus.  If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request in compliance with Section 4(e) below.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents, and the Placement Agents agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

(e)                                  Delivery of Copies.  To deliver promptly to the Placement Agents and their counsel such number of the following documents as the Placement Agents shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto; (iii) any document incorporated by reference in the Prospectus and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.  The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(f)                                   Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the heading “Use of Proceeds”.

(g)                                  Reports.  During a period of three years commencing with the date hereof, the Company will furnish to the Placement Agents, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the NASD, Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(h)                                 Blue Sky Compliance.  The Company will promptly take from time to time such actions as the Placement Agents may reasonably request to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such jurisdictions as the Placement Agents may reasonably request, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(i)                                     Lock-Up Period.  For a period of 90 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Joint Lead Placement Agents (which consent may be withheld in their sole discretion), other than (i) the Shares to be sold hereunder, (ii) securities issued pursuant to stock option plans, deferred compensation plans, restricted stock plans and employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement; (iii) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (iii) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection; (iv) the offer, issuance or sale of any securities of the Company in exchange for any “underwater” options of the Company; or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof.  Notwithstanding the foregoing, for the purpose of allowing the Placement Agents to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Joint Lead Placement Agents waive, in writing, such extension.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(j)                                    Lock-Up Agreements.  The Company will cause each of its executive officers and directors and certain of its stockholders whose names are set forth on Exhibit B hereto to furnish to the Placement Agents, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).  The Company will enforce the terms of each Lock-Up Agreement and issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach or default under the applicable Lock-Up Agreement.

(k)                                 Press Releases.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its Subsidiaries, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior written consent of the Joint Lead Placement Agents, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law.

(l)                                     Maintenance of Internal Procedures.  The Company and its Subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its Subsidiaries, is made known to them by others within those entities.

(m)                             Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(n)                                 Listing.  The Company shall use its best efforts to cause the qualification of the Shares for quotation on the Nasdaq National Market at the time of the Closing.

5.                                      Payment Of Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery, and shipping (including costs of mailing) of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, and the photocopying of copies thereof, (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) all filing fees and fees and disbursements of the Placement Agents’ counsel incurred in connection with the registration or qualification of the Shares for offering and sale by the Company under the state securities or blue sky laws of such jurisdictions designated pursuant to Section 4(h), (iv) the fees and expenses of any transfer agent or registrar for the Shares, (v) fees, disbursements and other charges of counsel to the Company, (vi) if applicable, the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Placement Agents in connection with such review (including all COBRADesk fees), (vii) listing fees, if any, for the quotation of the Common Stock on the Nasdaq National Market, (viii) fees and disbursements of the Auditors incurred in delivering the letter(s) described in Section 6(g) of this Agreement, (ix) fees, disbursements and other charges of counsel to the Placement Agents (in addition to (iii) and (vi) above) in an amount not to exceed $50,000, and (x) the costs and expenses of the Company and the Placement Agents in connection with the marketing of the offering and the sale of the Shares to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. It is understood, however, that except as provided in this Section 5, Section 7 entitled “Indemnification and Contribution” and Section 9(b), the Placement Agents shall pay all of their own expenses, including the fees and disbursements of its counsel.

6.                                      Conditions of Placement Agents’ Obligations.  The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)                                 (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect, (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such other authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not reasonably object thereto in good faith.

(b)                                 Since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement (exclusive of any amendment thereof but inclusive of any report incorporated by reference therein on or prior to the date of this Agreement) or the Prospectus (exclusive of any supplement thereto but inclusive of any report incorporated by reference therein on or prior to the date of this Agreement), and (ii) the Company shall not have sustained any loss or interference with its business from fire, explosion, storm, flood, act of war, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement (exclusive of any amendment thereof but inclusive of any report incorporated by reference therein on or prior to the date of this Agreement) or the Prospectus (exclusive of any supplement thereto but inclusive of any report incorporated by reference therein on or prior to the date of this Agreement), the effect of which, in any such case described in clauses (i) and (ii) above, is, in the judgment of the Joint Lead Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(c)                                  The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that (i) the Registration Statement, or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of the Placement Agents, is material, or omits to state any fact which, in the opinion of the Placement Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) the Prospectus, or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of the Placement Agents, is material, or omits to state any fact which, in the opinion of the Placement Agents, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(e)                                  The Placement Agents shall have received from Morgan, Lewis & Bockius LLP, corporate counsel to the Company, such counsel’s written opinion, addressed to the Placement Agents and the Investors and dated the Closing Date, in form and substance as is set forth on Exhibit C attached hereto.  Such counsel shall also have furnished to the Placement Agents a written statement, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents as set forth in Exhibit D attached hereto.

(f)                                   The Placement Agents shall have received from Lowenstein Sandler PC, such opinion or opinions, dated the Closing Date and addressed to the Placement Agents, covering such matters as are customarily covered in transactions of this type, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(g)                                  Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Auditors shall have furnished to the Placement Agents a letter, dated the date of its delivery (the “Original Letter”), addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters.  At the Closing Date, the Auditors shall have furnished to the Placement Agents a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date .

(h)                                 The Placement Agents shall have received on the Closing Date a certificate, addressed to the Placement Agents and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)                                     each of the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of the Closing Date; and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)                                  (A) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (B) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), and (C) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities

(iii)                               the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and (A) as of its effective date, the Registration Statement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as of the Closing Date, the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect; and

(iv)                              subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus,  there has been no material change in the financial position or results of operation of the Company and its Subsidiaries, except as set forth in the Prospectus.

(i)                                     The Shares shall have been approved for quotation on the Nasdaq National Market and listed and admitted and authorized for trading on the Nasdaq National Market, subject only to official notice of issuance. Satisfactory evidence of such actions shall have been provided to the Placement Agents.

(j)                                    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.

(k)                                 The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(l)                                     The NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(m)                             The Placement Agents shall have received copies of the executed Lock-Up Agreements executed by each person listed on Exhibit B hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(n)                                 Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates or documents as the Placement Agents shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents. The Company will furnish the Placement Agents with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Placement Agents.  The Company agrees to indemnify and hold harmless each Placement Agent against any losses, claims, damages or liabilities, joint or several, to which any Placement Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii)

any breach of the representations and warranties of the Company contained herein, and will reimburse each Placement Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by a Placement Agent specifically for use in the preparation thereof.

In addition to its other obligations under this Section 7(a), the Company agrees that it will reimburse each Placement Agent for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, described in this Section 7(a), as such fees and expenses are incurred.

(b)                                 Indemnification of the Company.  Each Placement Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agents), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Placement Agents, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action, it being understood and agreed that the only such information furnished by the Placement Agents consists of the statements set forth under the heading “Plan of Distribution.”  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Placement Agent under this Section 7(b) exceed the total fee received by such Placement Agent in accordance with Section 1(a).

(c)                                  Notice and Procedures.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a separate counsel to represent it, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnified party or parties except to the extent that (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the indemnifying party and the position of the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 7 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of the proceeding.

(d)                                 Contribution; Limitation on Liability.  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total placement agent fees received by the Placement Agents.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Placement Agents agree that they would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party (and not reimbursed by the indemnifying party) in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Placement Agent shall be required to contribute any amount in excess of the amount by which (x) the total fee received by such Placement Agent in accordance with Section 1(a) exceeds (y) the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Placement Agents’ obligations in this Section 7(d) to contribute are several in proportion to the compensation received by each of the Placement Agents and not joint.

(e)                                  Non-Exclusive Remedies.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agents within the meaning of the Securities Act; and the obligations of the Placement Agents under this Section 7 shall be in addition to any liability that the Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.                                      Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Placement Agents and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agents or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Shares.  The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7 and 9 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

9.                                      Termination.

(a)                                 The Joint Lead Placement Agents shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if, prior to delivery and payment for the Shares (i) trading in securities generally shall have been suspended or materially limited or minimum or maximum prices shall have been generally established on NASDAQ, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade (each, a “Trading Market”), or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of the foregoing Trading Markets or by order of the Commission or any court or other governmental authority; (ii) trading in the Common Stock of the Company shall have been suspended by the Commission or by NASDAQ, or trading of any other securities issued or guaranteed by the Company shall have been suspended on any Trading Market or in any over-the-counter market, (iii) a banking moratorium shall have been declared by federal, New York or California state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, (v) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism within or outside the United States or there shall have been a declaration by the United States of a national emergency or war, (vi) any change in general economic, political or financial conditions in the United States or elsewhere or any other calamity or crisis shall have occurred, or (vii) there has been any Material Adverse Effect, if the effect of any such event specified in clause (v), (vi) or (vii), in the judgment of the Joint Lead Placement Agents, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 7 and Section 12 hereof shall at all times be effective notwithstanding such termination.

(b)                                 If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination of the Placement Agents’ engagement pursuant to Section 9(a)), or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Placement Agents’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Placement Agents in connection with this Agreement and the proposed offering of the Shares.

10.                               Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Joint Lead Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to (i) JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111-2713, Attention: Janet Tarkoff, Esq. (Fax: 415-835-8957), and (ii) Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: James Martin, Esq. (Fax: 612-303-1410); if to the Co-Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to Leerink Swann & Company, One Federal Street, 37th Floor, Boston, Massachusetts 02110, Attention: Donald D. Natman, Jr. (Fax: 617-918-4724), with a copy (which shall not constitute notice) to: Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020, Attention: Michael D. Maline, Esq. (Fax: 973-422-6873);

(b)                                 if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Sangamo BioSciences, Inc., 501 Canal Boulevard, Suite A100, Richmond, California 94804. Attention: Greg S. Zante, (Fax: 510-236-8951), with a copy (which shall not constitute notice) to: Morgan, Lewis & Bockius LLP, One Market Street,

San Francisco, California 94105, Attention:  John Larson, Esq., (Fax: 415-442-1001). Any such notice shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

12.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

13.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SANGAMO BIOSCIENCES, INC.

		By:	/S/ Edward O. Lanphier
			Name:	Edward O. Lanphier
			Title:	Chief Executive Officer

Accepted as of
the date first above written:

JMP SECURITIES LLC

By:	/s/ Stephen P. Ortiz
Name: Stephen P. Ortiz
Title: Managing Director

PIPER JAFFRAY & CO.

By:	/s/ David W. Stadinski
Name: David W. Stadinski
Title: Principal

LEERINK SWANN & COMPANY

By:	/s/ Donald D. Natman, Jr.
Name: Donald D. Natman, Jr.
Title: Managing Director